      As filed with the Securities and Exchange Commission on June 4, 1999
                                                  Registration No. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                             FOREST OIL CORPORATION
             (Exact Name of Registrant as specified in its charter)

              NEW YORK                                    25-0484900
    (State or other jurisdiction                       (I.R.S. Employer
  of incorporation or organization)                   Identification No.)

                            1600 BROADWAY, SUITE 2200
                             DENVER, COLORADO 80202
                                 (303) 812-1400
                   (Address, including zip code, and telephone
             number, including area code, of Registrant's principal
                               executive offices)

                                 JOAN C. SONNEN
               VICE PRESIDENT - CONTROLLER AND CORPORATE SECRETARY
                             FOREST OIL CORPORATION
                            1600 BROADWAY, SUITE 2200
                             DENVER, COLORADO 80202
                                 (303) 812-1400
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   COPIES TO:
            ALAN P. BADEN                            W. CLELAND DADE
       VINSON & ELKINS L.L.P.                 BRACEWELL & PATTERSON, L.L.P.
     1325 AVENUE OF THE AMERICAS               PENNZOIL PLACE SOUTH TOWER
             17TH FLOOR                               711 LOUISIANA
   NEW YORK, NEW YORK  10019-6026                 HOUSTON, TEXAS 77002
           (917) 206-8000                            (713) 221-1314
        (917) 206-8100 (FAX)                      (713) 221-1212 (FAX)

                                ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: FROM TIME TO
            TIME AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

     If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /x/

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                          CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

                                                                    PROPOSED          PROPOSED
            TITLE OF EACH CLASS OF                 AMOUNT TO        MAXIMUM            MAXIMUM         AMOUNT OF
          SECURITIES TO BE REGISTERED                  BE        OFFERING PRICE       AGGREGATE       REGISTRATION
                                                   REGISTERED     PER UNIT (1)      OFFERING PRICE         FEE
                                                                                        (1)(2)
--------------------------------------------------------------------------------------------------------------------
Common Stock (2)
  Total                                            3,217,500         $10.5625         $33,984,844        $9,448
--------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended. The aggregate price is the product resulting from multiplying 3,217,500, the number of shares registered by this Registration Statement, by $10.5625 per share, the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on May 28, 1998.
 (2) Including associated stock purchase rights. Prior to the occurrence of certain events, the preferred stock purchase rights will not be evidenced or traded separately from the Common Stock.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                    SUBJECT TO COMPLETION, DATED JUNE 4, 1999

PROSPECTUS

                             FOREST OIL CORPORATION
                                  Common Stock

         This Prospectus relates to 3,217,500 outstanding shares of common stock of Forest Oil Corporation owned by the person named in this Prospectus under the caption "Selling Stockholder." The selling stockholder may from time to time sell the shares in one or more underwritten public offerings.

         Forest will receive no part of the proceeds of any sales made by the selling stockholder. Forest will pay all expenses of registration incurred in connection with the offering, but the selling stockholder will pay all selling and certain other expenses.

         Forest's common stock is traded on the New York Stock Exchange under the Symbol "FST." On June 3, 1999, the last sale price of the common stock on the New York Stock Exchange was $10.625 per share.


       WE WILL PROVIDE SPECIFIC TERMS OF THESE OFFERINGS AND SECURITIES IN SUPPLEMENTS TO THIS PROSPECTUS. YOU SHOULD READ THIS PROSPECTUS AND ANY
           SUPPLEMENT TO THIS PROSPECTUS CAREFULLY BEFORE YOU INVEST.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.








          , 1999

                                TABLE OF CONTENTS

                                                                            Page
About this Prospectus....................................................    4
Where You Can Find More Information......................................    4
The Company..............................................................    5
Use of Proceeds..........................................................    5
Selling Stockholder......................................................    6
Plan of Distribution.....................................................    6
Experts..................................................................    7

                              ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that Forest filed with the Securities and Exchange Commission utilizing a "shelf" registration process. Under this shelf registration process, the selling stockholder may offer from time to time up to 3,217,500 shares of Forest common stock. Each time shares of common stock are offered, Forest will provide you with a prospectus supplement that will describe, among other things, the specific amounts and price of the shares of common stock being offered and the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. Any statement that Forest makes in this prospectus will be modified or superseded by any inconsistent statement made in a prospectus supplement. You should read this prospectus together with additional information described under the heading "Where You Can Find More Information."

                       WHERE YOU CAN FIND MORE INFORMATION

     Forest files annual, quarterly and special reports, proxy statements and other information with the SEC. Its SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document Forest files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. You may obtain information on the operation of the SEC's public reference room in Washington, D.C. by calling the SEC at 1-800-SEC-0330. Forest also files such information with the New York Stock Exchange. Such reports, proxy statements and other information may be read and copied at 30 Broad Street, New York, New York 10005.

     The SEC allows Forest to "incorporate by reference" the information it files with them, which means that Forest can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that Forest files later with the SEC will automatically update and supersede this information. Forest incorporates by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the selling stockholder sells all of the common stock or it terminates this offering:

     -   Its Annual Report on Form 10-K for the year ended December 31, 1998;

     -   Its Quarterly Report on Form 10-Q for the quarter ended March 31, 1999;

     -   Its Current Report on Form 8-K, dated January 22, 1999;

     -   Its Current Report on Form 8-K/A, dated February 3, 1998; and

     - Its description of Forest's common stock contained in its Form 8-A dated October 20, 1997.

     You may request a copy of these filings at no cost, by writing or telephoning us at the following address or telephone number:

         Corporate Secretary
         Forest Oil Corporation
         1600 Broadway, Suite 2200
         Denver, Colorado  80202
         (303) 812-1400

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. Forest has not authorized anyone else to provide you with different information. The selling stockholder is not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus, any prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of those documents.

                                   THE COMPANY

     Forest and its subsidiaries are engaged in the acquisition, exploration, exploitation, development, production and marketing of natural gas and crude oil in North America. Forest, which is a successor to a company formed in 1916, has been a publicly held company since 1969. Forest is active in several of the major exploration and producing regions of the United States and Canada. Forest's principal reserves and producing properties are located in the United States in the Gulf of Mexico, Louisiana, Texas, Oklahoma and Wyoming and in Canada in Alberta and the Northwest Territories. Forest operates from production offices located in Denver, Colorado; Lafayette, Louisiana; and Calgary, Alberta, Canada. Forest's principal offices are located at 1600 Broadway, Suite 2200, Denver, Colorado 80202 (telephone: (303) 812-1400).

                                 USE OF PROCEEDS

     All of the shares offered hereby are being offered by the selling stockholder. Forest will receive no part of the proceeds of any sales made hereunder.

                               SELLING STOCKHOLDER

     All of the 3,217,500 shares of common stock offered hereby are being sold by Joint Energy Development Investments Limited Partnership. These shares are all of the shares of Forest's common stock owned by the selling stockholder, and based on the number of outstanding shares as of May 31, 1999, represent approximately 7.2% of Forest's outstanding common stock.

     Forest and the selling stockholder are parties to a Shareholders Agreement, dated as of January 24, 1996, as amended, and a Registration Rights Agreement, dated as of July 27, 1995, as amended. The Shareholders Agreement restricts the selling stockholder from making sales of Forest common stock prior to July 31, 1999 that would result in the selling stockholder holding less than 840,000 shares. Forest waived this restriction, thereby permitting the selling stockholder to sell its entire holdings under this prospectus. All shares offered by the selling stockholder pursuant to this prospectus will be sold subject to the terms and conditions of the Registration Rights Agreement.

     Until November 1996, the selling stockholder was a creditor of Forest.

     Forest will pay all expenses in connection with the registration and sale of the shares, except any selling commissions or discounts allocable to sales of the shares, fees and disbursements of counsel and other representatives of the selling stockholder, and any stock transfer taxes payable by reason of any such sale.

                              PLAN OF DISTRIBUTION

     The selling stockholder may from time to time sell all or a portion of the shares in one or more underwritten offerings. In effecting sales, brokers or dealers engaged by the selling stockholder and/or the purchaser of the shares may arrange for other brokers or dealers to participate in the sales process. The selling stockholder and any broker-dealers participating in the distribution of the shares may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of shares by the selling stockholder and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.

     There can be no assurance that the selling stockholder will sell any or all of the shares offered hereunder.

         The names of the specific managing underwriter or underwriters, as well as other important information, will be set forth in a prospectus supplement. The discounts and commissions that the selling stockholder will allow or pay to the underwriters and the discounts and commissions that the underwriters may allow or pay to dealers or agents, if any, will be set forth in, or may be calculated from, the prospectus supplement. Forest has agreed to indemnify the selling stockholder against certain liabilities, including liabilities under the Securities Act. Forest may also indemnify any brokers, underwriters, dealers or agents against certain liabilities, including liabilities under the Securities Act.

     Any underwriters, brokers, dealers and agents who participate in any sale of the common stock may also engage in transactions with, or perform services for the selling stockholder or its affiliates or Forest in the ordinary course of business.

     Any underwriters, brokers or dealers who participate in the offering may engage in the following activities in accordance with applicable securities rules:

     - Over-allotments involving sales in excess of the offering size, creating a short position. Any underwriters, brokers or dealers may elect to reduce this short position by exercising some or all of any over-allotment option.

     - Stabilizing and short covering; stabilizing bids to purchase the shares are permitted if they do not exceed a specified maximum price. After the distribution of shares has been completed, short covering purchases in the open market may also reduce the short position. These activities may cause the price of the shares to be higher than would otherwise exist in the open market.

     - Penalty bids permitting any representatives to reclaim concessions from a syndicate member for the shares purchased in the stabilizing or short covering transactions.

     Such activities, which may be commenced and discontinued at any time, may be effected on the New York Stock Exchange, in the over-the-counter market or otherwise. Also and prior to the pricing of the shares, and until such time when a stabilizing bid may have been made, some of the underwriters who are market makers in the shares may make bids for or purchases of shares subject to certain restrictions, known as passive market making activities.


                                     EXPERTS

     The consolidated financial statements of Forest Oil Corporation as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, have been incorporated by reference herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

     The audited statement of oil and gas revenue and direct operating and production expenses of Forest Oil Corporation's interest in certain oil and gas producing properties for the year ended December 31, 1997, which appears in Form 8-K/A of Forest Oil Corporation dated February 3, 1998, incorporated by reference in this Prospectus, has been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and is incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by this Registration Statement, other than underwriting discounts and commissions. All of the expenses will be borne by Forest except as otherwise indicated.

           Registration fee.......................................................     $       9,448
           Fees and expenses of accountants.......................................             8,000
           Fees and expenses of legal counsel.....................................            20,000
           Printing and engraving expenses........................................             4,000
           Miscellaneous..........................................................             3,552
                                                                                         -----------

                          Total...................................................     $      45,000
                                                                                         -----------
                                                                                         -----------

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Sections 721 through 725 of the Business Corporation Law of the State of New York (the "BCL"), in which Forest Oil Corporation is incorporated, permit New York corporations, acting through their boards of directors, to extend broad protection to their directors, officers and other employees by way of indemnity and advancement of expenses. These sections (1) provide that the statutory indemnification provisions of the BCL are not exclusive, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he personally gained in fact a financial profit or other advantage to which he was not entitled, (2) establish procedures for indemnification and advancement of expenses that may be contained in the certificate of incorporation or bylaws, or, when authorized by either of the foregoing, set forth in a resolution of the shareholders or directors or an agreement providing for indemnification and advancement of expenses, (3) apply a single standard for statutory indemnification for third-party and derivative suits by providing that indemnification is available if the director or officer acted, in good faith, for a purpose which he reasonably believed to be in the best interests of the corporation, and, in criminal actions, had no reasonable cause to believe that his conduct was unlawful, (4) eliminate the requirement for mandatory statutory indemnification that the indemnified party be "wholly" successful and (5) provide for the advancement of litigation expenses upon a receipt of an undertaking to repay such advance if the director or officer is ultimately determined not to be entitled to indemnification . Section 726 of the BCL permits the purchase of insurance to indemnify a corporation or its officers and directors to the extent permitted. Essentially, the amended BCL allows corporations to provide for indemnification of directors, officers and employees except in those cases where a judgment or other final adjudication adverse to the indemnified party establishes that the acts were committed in bad faith or were the result of active and deliberate dishonesty or that the indemnified party personally gained a financial profit or other advantage to which he was not legally entitled.

     Article IX of the Bylaws of Forest Oil Corporation contains very broad indemnification provisions which permit the Company to avail itself of the amended BCL to extend broad protection to its directors, officers and employees by way of indemnity and advancement of expenses. It sets out the standard under which the Company will indemnify directors and officers, provides for reimbursement in such instances, for the advancement or reimbursement for expenses reasonably incurred in defending an action, and for the extension of indemnity to persons other than directors and officers. It also establishes the manner of handling indemnification when a lawsuit is settled. It is not intended that this Bylaw is an exclusive method of indemnification.

ITEM 16. EXHIBITS.

     The following documents are filed as exhibits to this Registration Statement, including those exhibits incorporated herein by reference to a prior filing of the Company under the Securities Act or the Exchange Act as indicated in parentheses:


     EXHIBIT
      NUMBER                                  EXHIBITS
      ------                                  --------
           4.1 ---  Restated Certificate of Incorporation of Forest Oil
                    Corporation dated October 14, 1993, incorporated herein by reference to Exhibit 3(i) to Form 10-Q for Forest Oil
                    Corporation for the quarter ended September 30, 1993
                    (File No. 0-4597).

           4.2 ---  Certificate of Amendment of the Restated Certificate of
                    Incorporation dated as of July 20, 1995, incorporated herein by reference to Exhibit 3(i)(a) to Form 10-Q for Forest Oil
                    Corporation for the quarter ended June 30, 1995 (File
                    No. 0-4597).

           4.3 --- Certificate of Amendment of the Certificate of Incorporation dated as of July 26, 1995, incorporated herein by reference to Exhibit 3(i)(b) to Form 10-Q for Forest Oil Corporation for the quarter ended June 30, 1995 (File No. 0-4597).

           4.4 ---  Restated Bylaws of Forest Oil Corporation as of May 9, 1990,
                    Amendment No. 1 to Bylaws dated as of April 2, 1991,
                    Amendment No. 2 to Bylaws as of May 8, 1991, Amendment No. 3 to Bylaws dated as of July 30, 1991, Amendment No. 4 to
                    Bylaws dated as of January 17, 1992, Amendment No. 5 to
                    Bylaws dated as of March 18, 1993 and Amendment No. 6 to
                    Bylaws dated as of September 14, 1993, incorporated herein by reference to Exhibit 3(ii) to Form 10-Q for Forest Oil
                    Corporation for the quarter ended September 30, 1993 (File
                    No. 0-4597).

     EXHIBIT
      NUMBER                                  EXHIBITS
      ------                                  --------
           4.5 ---  Amendment No. 7 to Bylaws dated as of December 3, 1993, incorporated herein by reference to Exhibit 3(ii)(a) to Form
                    10-K for Forest Oil Corporation for the year ended December
                    31, 1993 (File No. 0-4597).

           4.6 --- Amendment No. 8 to Bylaws dated as of February 24, 1994, incorporated herein by reference to Exhibit 3(ii) (b) to Form 10-K for Forest Oil Corporation for the year ended
                    December 31, 1993 (File No. 0-4597).

           4.7 --- Amendment No. 9 to Bylaws dated as of May 15, 1995, incorporated herein by reference to Exhibit 3(ii)(c) to Form 10-Q for Forest Oil Corporation for the quarter ended
                    June 30, 1995 (File No. 0-4597).

           4.8 --- Amendment No. 10 to Bylaws dated as of July 27, 1995, incorporated herein by reference to Exhibit 3(ii)(d) to Form 10-Q for Forest Oil Corporation for the quarter ended
                    June 30, 1995 (File No. 0-4597).

           4.9 ---  Rights Agreement between Forest Oil Corporation and Mellon
                    Securities Trust Company, as Rights Agent dated as of
                    October 14, 1993, incorporated herein by reference to
                    Exhibit 4.3 to Form 10-Q for Forest Oil Corporation for the quarter ended September 30, 1993 (File No. 0-4597).

          4.10 ---  Amendment No. 1 dated as of July 27, 1995 to Rights
                    Agreement dated as of October 14, 1993 between Forest Oil
                    Corporation and Mellon Securities Trust Company, incorporated herein by reference to Exhibit 99.5 of Form 8-K for Forest Oil Corporation dated October 11, 1995 (File
                    No. 0-4597).

         4.11* ---  Registration Rights Agreement dated as of July 27, 1995 by and between Forest Oil Corporation and Joint Energy
                    Development Investments Limited Partnership.

         4.12* ---  Amendment No. 1 dated as of January 24, 1996 to Registration
                    Rights Agreement dated as of July 27, 1995 by and between Forest Oil Corporation and Joint Energy Development
                    Investments Limited Partnership.

         4.13* ---  Amendment No. 2 dated as of November 5, 1996 to Registration
                    Rights Agreement dated as of July 27, 1995 by and between Forest Oil Corporation and Joint Energy Development
                    Investments Limited Partnership.

         4.14  ---  Shareholders Agreement dated as of January 24, 1996 by and between Forest Oil Corporation and Joint Energy Development
                    Investments Limited Partnership, incorporated herein by reference to Exhibit 10.12 of Form 10-K for Forest Oil
                    Corporation for the year ended December 31, 1995 (File
                    No. 0-04597)

     EXHIBIT
      NUMBER                                  EXHIBITS
      ------                                  --------

         4.15  ---  Amendment No. 1 dated November 5, 1996 to Shareholders
                    Agreement dated as of January 24, 1996 by and between Forest
                    Oil Corporation and Joint Energy Development Investments
                    Limited Partnership, incorporated herein by reference to
                    Exhibit 99.1 to Form 8-K for Forest Oil Corporation dated
                    November 15, 1996 (File No. 0-04597).

           5* --- Opinion of Vinson & Elkins L.L.P., as to the legality of the securities being registered.

        23.1*  ---  Consent of KPMG LLP.

        23.2*  ---  Consent of Arthur Andersen LLP.

        24.1   ---  Powers of Attorney (included on the signature pages hereof).

        24.2*  ---  Power of Attorney for Robert S. Boswell


--------------

     *        Filed herewith.



ITEM 17. UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     PROVIDED HOWEVER, that the undertakings set forth in paragraphs (a)(l)(i) and (a)(l)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefits plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned registrant hereby undertakes that:

         (1) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (d) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions set forth in Item 15, any charter provision, bylaw, contract, arrangement, statute, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on the 4th day of June, 1999.

                                           FOREST OIL CORPORATION


                                           By:    /s/ William L. Dorn
                                               --------------------------------
                                                 William L. Dorn
                                                 Chairman of the Board

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following person in the capacity indicated on the 4th day of June, 1999.

                                                  /s/ Robert S. Boswell*
                                               --------------------------------
                                                 Robert S. Boswell
                                                 President and Chief Executive
                                                 Officer and Director

                                           By:    /s/ Daniel L. McNamara
                                               --------------------------------
                                                 Daniel L. McNamara
                                                 (as attorney-in-fact for each
                                                 of the persons indicated)

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David H. Keyte and Joan C. Sonnen and each of them, any one of whom may act without the joinder of the others, as his true and lawful attorney-in-fact to sign on his behalf and in the capacity stated below and to file any and all amendments and post-effective amendments to this registration statement, with all exhibits thereto, with the Securities and Exchange Commission, which amendment or amendments may make such changes and additions in this registration statement as such attorney-in-fact may deem necessary or appropriate.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated and on the dates indicated.

                      SIGNATURE                           TITLE                         DATE
                      ---------                           -----                         ----

              /s/ William L. Dorn               Chairman of the Board                  June 4 1999
              ----------------------------
              William L. Dorn

              /s/ David H. Keyte                Executive Vice President and           June 4, 1999
              ----------------------------         Chief Financial Officer
              David H. Keyte                       (Principal Financial Officer)


              /s/ Joan C. Sonnen                Vice President - Controller and        June 4, 1999
              ----------------------------         Corporate Secretary
              Joan C. Sonnen                       (Principal Accounting Officer)

                                                Director                               June 4, 1999
              ----------------------------
              Philip F. Anschutz

              /s/ William L. Britton            Director                               June 4, 1999
              ----------------------------
              William L. Britton

              /s/ Cortlandt S. Dietler          Director                               June 4, 1999
              ----------------------------
              Cortlandt S. Dietler

              /s/ Cannon Y. Harvey              Director                               June 4, 1999
              ----------------------------
              Cannon Y. Harvey

                                                Director                               June 4, 1999
              ----------------------------
              James H. Lee

              /s/ J. J. Simmons, III            Director                               June 4, 1999
              ----------------------------
              J. J. Simmons, III

                                                Director                               June 4, 1999
              ----------------------------
              Craig D. Slater

              /s/ Michael B. Yanney             Director                               June 4, 1999
              ----------------------------
              Michael B. Yanney